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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2002 (July 1, 2002)

UNITED STATIONERS INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-10653 (Commission file number)	36-3141189 (I.R.S. employer identification no.)

UNITED STATIONERS SUPPLY CO.
(Exact name of Registrant as specified in charter)

Illinois (State or other jurisdiction of incorporation)	33-59811 (Commission file number)	36-2431718 (I.R.S. employer identification no.)
2200 East Golf Road Des Plaines, Illinois (Address of Principal Executive Offices)		60016-1267 (Zip Code)

Registrants' telephone number, including area code:    (847) 699-5000

United Stationers Inc. and United Stationers Supply Co.

Item 5.    Other Events

        On July 1, 2002, United Stationers Inc. announced that its board of directors approved an expanded stock repurchase program authorizing the purchase of an additional $50 million of the company's common stock.

        In addition, the company reported that sales for the second quarter ended June 30, 2002 will be in the range of $880 million to $890 million, down approximately 9% to 10%, compared with $979 million in the second quarter of 2001. Management expects diluted earnings per share for the quarter to be in the range of $0.43 to $0.47, compared with $0.65 in the prior year.

Item 7.    Exhibits

Exhibit 99.1

Press release issued by the company on July 1, 2002.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

United Stationers Inc. United Stationers Supply Co.
Dated: July 3, 2002	By:	/s/ KATHLEEN S. DVORAK Kathleen S. Dvorak Senior Vice President and Chief Financial Officer

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United Stationers Inc. and United Stationers Supply Co.
  Item 5. Other Events
  Item 7. Exhibits